                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements and in the related prospectuses of ISS Group, Inc. listed below of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of ISS Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999:

          Registration Statement No. 333-53279 on Form S-8 (Restated 1995 Stock Incentive Plan)

          Registration Statement No. 333-89563 on Form S-8 (ISS Group Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock
          Plan)

          Registration Statement No. 333-87557 on Form S-3 for the registration of 723,987 shares of Common Stock

                                                  /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 29, 2000